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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

Subsidiary                                           State of Incorporation
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
Buffalo Hauling Corp.                                New York

General Smelting and Refining, Inc.                  Tennessee

Gulf Coast Recycling, Inc.                           Florida

HHP Corporation                                      Tennessee

Lake Erie Recycling Corp.                            New York

Mayco Industries, Inc.                               Alabama

Metalico Alabama Realty, Inc.                        Alabama

Metalico Aluminum Recovery, Inc.                     New York

Metalico-Buffalo, Inc.*                              New York

Metalico-College Grove, Inc.                         Tennessee

Metalico-Evans, Inc                                  Georgia

Metalico-Granite City, Inc                           Illinois

Metalico-Hartford, Inc.*                             Connecticut

Metallico Lyell Acquisitions, Inc.                   New York

River Hills by the River, Inc.+                      Florida

Samuel Frank Metal Company, Inc.++                   New York

Santa Rosa Lead Products, Inc.                       California

West Coast Shot, Inc.                                Nevada

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*    Inactive
+    Wholly-owned subsidiary of Gulf Coast Recycling, Inc.
++   Wholly-owned subsidiary of Metallico Lyell Acquisitions, Inc.